EXHIBIT 10.3

SOLIGENIX, INC.

Restricted Stock Purchase Agreement

Granted Under the 2025 Equity Incentive Plan

THIS RESTRICTED STOCK PURCHASE AGREEMENT (this “Agreement”) made this _____ day of _________________________, 20__, between Soligenix Inc., a Delaware corporation (the “Company”), and      (the “Holder”).  This Agreement is subject to the provisions of the Company’s 2025 Equity Incentive Plan (the “Plan”), a copy of which is furnished to the Holder with this Agreement.  Unless the context otherwise requires, capitalized terms used in this Agreement without definitions shall have the respective meanings assigned to them in the Plan.

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

Purchase of Shares.  The Company shall issue and sell to the Holder, and the Holder shall purchase from the Company, subject to the terms and conditions set forth in this Agreement and the Plan,       (  ) shares (the “Shares”) of Common Stock, par value $0.001 per share, of the Company (“Common Stock”), at a purchase price of $    per share (the “Purchase Price”), for an aggregate purchase price of       ($_________).  The aggregate purchase price for the Shares shall be paid by the Holder by check payable to the order of the Company or such other method as may be acceptable to the Company.  Upon receipt by the Company of payment for the Shares, the Company shall issue to the Holder one or more certificates in the name of the Holder for that number of Shares purchased by the Holder.  The Holder agrees that the Shares shall be subject to the Purchase Option set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

Purchase Option.

In the event that the Holder ceases to be employed or engaged by the Company for any reason or no reason, with or without cause, prior to               , the Company shall have the right and option (the “Purchase Option”) to purchase from the Holder, at a purchase price per share equal to the lesser of: (i) the Purchase Price or (ii) the Fair Market Value (the “Option Price”), some or all of the Unvested Shares (as defined below).

“Unvested Shares” mean those Shares that have not vested pursuant to the following vesting schedule:

(i)[_______________________] ([_______]) Shares shall vest upon execution of this Agreement; and

(ii) The remaining [_______________________] ([_______]) Shares shall vest in equal [monthly / quarterly/ annual] installments of [_______________________] ([_______]) Shares each until all Shares are vested.

For purposes of this Agreement, employment or engagement with the Company shall include employment or engagement with a parent or subsidiary of the Company.

Exercise of Purchase Option and Closing.

The Company may exercise the Purchase Option by delivering or mailing to the Holder (or his or her estate), within sixty (60) days after the termination of the employment or engagement of the Holder with the Company, a written notice of exercise of the Purchase Option.  Such notice shall specify the number of Shares to be purchased.  If and to the extent the Purchase Option is not so exercised by the giving of such a notice within such sixty (60) day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such (60) day period.

Within ten (10) days after delivery to the Holder of the Company’s notice of the exercise of the Purchase Option pursuant to subsection (a) above, the Holder (or his or her estate) shall, pursuant to the provisions of the Joint Escrow Instructions referred to in Section 5, tender to the Company at its principal offices the certificate or certificates representing the Shares which the Company has elected to purchase in accordance with the terms of this Agreement, duly endorsed in blank or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such Shares to the Company.  Promptly following its receipt of such certificate or certificates, the Company shall pay to the Holder the aggregate Option Price for such Shares (provided that any delay in making such payment shall not invalidate the Company’s exercise of the Purchase Option with respect to such Shares).

After the time at which any Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Holder on account of such Shares or permit the Holder to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.

The Option Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company or in cash (by check) or both.

The Company shall not purchase any fraction of a Share upon exercise of the Purchase Option, and any fraction of a Share resulting from a computation made pursuant to Section 2 of this Agreement shall be rounded to the nearest whole Share (with any one-half Share being rounded upward).

The Company may assign its Purchase Option to one or more persons or entities.

Restrictions on Transfer.

The Holder shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Shares, or any interest therein, that are subject to the Purchase Option, except that the Holder may transfer such Shares to or for the benefit of any spouse, child or grandchild, or to a trust for their benefit, provided that such Shares shall remain subject to this Agreement (including without limitation the Purchase Option) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

The Holder acknowledges that he or she is concurrently entering into, or upon the request of the Company, shall join and become a party to, such stockholder agreements, which may impose certain contractual rights and obligations on the Shares, including restrictions on transfer, a right of first refusal in favor of the Company, drag-along rights and tag-along rights, as have been or may be entered into from time to time by and among the Company and other holders of the Company’s capital stock.

Escrow.  The Holder shall, upon the execution of this Agreement, execute Joint Escrow Instructions in the form attached to this Agreement as Exhibit A.  The Joint Escrow Instructions shall be delivered to the Secretary of the Company, as escrow agent thereunder.  The Holder shall deliver to such escrow agent a stock assignment duly endorsed in blank and hereby instructs the Company to deliver to such escrow agent, on behalf of the Holder, the certificate(s) evidencing the Shares issued hereunder.  Such materials shall be held by such escrow agent pursuant to the terms of such Joint Escrow Instructions.

Restrictive Legends.

All certificates representing Shares shall have affixed thereto legends in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

“The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Restricted Stock Purchase Agreement between the corporation and the registered owner of these shares (or his, her or its predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required.”

Investment Representations.  The Holder represents, warrants and covenants as follows:

The Holder is purchasing the Shares for his, her or its own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933, as amended (the “Securities Act”) or any rule or regulation under the Securities Act.

The Holder has had such opportunity as he has deemed adequate to obtain from representatives of the Company such information as is necessary to permit him to evaluate the merits and risks of his, her or its investment in the Company.

The Holder has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

The Holder can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

The Holder understands that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act, (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Shares, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

Withholding Taxes; Section 83(b) Election.

The Holder acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Holder any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Holder or the lapse of the Purchase Option.

The Holder acknowledges that he has been informed of the availability of making an election in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended; that such election must be filed with the Internal Revenue Service within thirty (30) days of the issuance of the Shares to the Holder; and that the Holder is solely responsible for making such election.

Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

Waiver.  Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Company and the Holder and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

Notice.  All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five (5) days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his, her or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 12.

Pronouns.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

Entire Agreement.  This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

Amendment.  This Agreement may be amended or modified only by a written instrument executed by both the Company and the Holder.

Governing Law; Venue.  This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.  All disputes with respect to this Agreement shall be brought and heard either in the state courts located in Mercer County, New Jersey, or the federal district court for the District of New Jersey located in Trenton, New Jersey.  The parties to this Agreement each consent to the in personal jurisdiction and venue of such courts.  The parties agree that service of process upon them in any such action may be made if delivered in person, by courier service or by first class mail, and shall be deemed effectively given upon receipt.

Waiver of Jury Trial.  EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS HE OR IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY SCHEDULE OR EXHIBIT HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN) RELATING TO THE FOREGOING.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

Attorney’s Fees.  If any action or proceeding is brought to enforce any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs from the other party to the action or proceeding (including such fees and costs on appeal).

Counterparts; Electronic Transmission. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by the signature page being sent via e-mail to the other party as a portable document format (pdf.) file or image file attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SOLIGENIX, INC.

By:

Name:       Title:

HOLDER

Address:

Exhibit A

Joint Escrow Instructions

________________________, 20__

Soligenix, Inc.

29 Emmons Drive, Suite B-10
Princeton, New Jersey 08540
Attention: Secretary

Dear Sir or Madame:

As Escrow Agent for Soligenix, Inc., a Delaware corporation (the “Company”), and the undersigned person (“Holder”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement (the “Agreement”) of even date herewith, to which a copy of these Joint Escrow Instructions is attached, in accordance with the following instructions:

Appointment.  Holder irrevocably authorizes the Company to deposit with you any certificates evidencing Shares (as defined in the Agreement) to be held by you hereunder and any additions and substitutions to said Shares.  Holder does hereby irrevocably constitute and appoint you as his, her or its attorney-in-fact and agent for the term of this escrow to execute with respect to such Shares all documents necessary or appropriate to make such Shares negotiable and to complete any transaction herein contemplated.  Subject to the provisions of this paragraph 1 and the terms of the Agreement, Holder shall exercise all rights and privileges of a stockholder of the Company while the Shares are held by you.

Closing of Purchase.

Upon any purchase by the Company of any or all of the Shares pursuant to the Agreement, the Company shall give to Holder and you a written notice specifying the number of Shares to be purchased and the purchase price for the Shares, each as determined pursuant to the Agreement, and the time for a closing hereunder (the “Closing”) at the principal office of the Company.  Holder and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

At the Closing, you are directed to (i) date the stock assignment form or forms necessary for the transfer of the Shares, (ii) fill in on such form or forms the number of Shares being transferred, and (iii) deliver same, together with the certificate or certificates evidencing the Shares to be transferred, to the Company against the simultaneous delivery to you of the purchase price for the Shares being purchased pursuant to the Agreement.

Withdrawal.  Holder shall have the right to withdraw from this escrow any Shares as to which the Purchase Option (as defined in the Agreement) has terminated or expired.

Duties of Escrow Agent.

Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties.  You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact of Holder while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or Company, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.  In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or Company by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

You shall be entitled to employ at the Company’s expense such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder and may rely upon the advice of such counsel.

Your rights and responsibilities as Escrow Agent hereunder shall terminate if (i) you cease to be Secretary of the Company, or (ii) you resign by written notice to each party.  In the event of a termination under clause (i), your successor as Secretary shall become Escrow Agent hereunder; in the event of a termination under clause (ii), the Company shall appoint a successor Escrow Agent hereunder.

If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

These Joint Escrow Instructions set forth your sole duties with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into these Joint Escrow Instructions against you.

The Company shall indemnify you and hold you harmless against any and all damages, losses, liabilities, costs, and expenses, including attorneys’ fees and disbursements, for anything done or omitted to be done by you as Escrow Agent in connection with this Agreement or the performance of your duties hereunder, except such as shall result from your gross negligence or willful misconduct.

Miscellaneous.

By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions, and you do not become a party to the Agreement.

This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SOLIGENIX INC.

By:

Name:       Title:

HOLDER

Address:

ESCROW AGENT

_____________________, Secretary